EXHIBIT 10.5

EXCLUSIVE LICENSE AGREEMENT

THIS EXCLUSIVE LICENSE AGREEMENT, dated as of December 1, 2015 (the "License Agreement"), is entered into by and among Solarflex Corp., a Delaware corporation with offices located at 12 Abba Hillel Silver Street, 11th Floor, Ramat Gan 52506, Israel("Solarflex") and PT Kinerja Indonesia, organized and existing under the laws of Indonesia with offices located at Jl. Multatuli, No.8A, Medan 20151, Indonesia ("PT Kinerja"). Solarflex and PT Kinerja are sometimes referred to individually, as a "Party," and collectively, as the "Parties."

RECITALS

WHEREAS, PT Kinerja owns and controls KinerjaPay, an entity organized under the laws of Indonesia, that is engaged in e-Commerce, having developed a platform containing certain intellectual property that facilitates users' buying and selling activities, provides e-Wallet service that allows users to make payments on merchant sites, owns a "gamification" platform within KinerjaPay which allows users to gamify their shopping experience, thereby providing users with an end-to-end solution for shopping, game playing and saving, among other features (the "KinerjaPay IP"); and
WHEREAS, Solarflex determined during the last quarter of fiscal 2015 that it was in its best interests to: (i) cease efforts directed toward its former business operations of developing, manufacturing and distributing flexible solar cells designed to increase efficiency of solar energy adsorbent; and (ii) commence entry into the e-Commerce business utilizing the KinerjaPay IP;
WHEREAS , the Parties have agreed that it was in the best interest of the Parties that in furtherance of its new e-Commerce business utilizing the KinerjaPay IP that Solarflex raise equity capital in the minimum amount of $1,250,000 and a maximum of $2,500,000 (the "Capital Raise") that proceeds of which shall be devoted to the world-wide marketing and distribution of the KinerjaPay technology and the KinerjaPay IP; and

WHEREAS, the Parties agreed, that it was in the best interests of the Parties and the unaffiliated shareholders of Solarflex, including investors pursuant to the Capital Raise, that Solarflex enter into this License Agreement, subject to certain closing conditions defined hereinbelow, as well as to: (i) implement a reverse stock split of the outstanding shares of Solarflex common stock, par value $0.0001 (the "Common Stock" or the "Shares") on a one-for-thirty (1:30) basis (the "Reverse Split"); and (ii) change the name of Solarflex Corp. to more accurately reflect its new business operations (the "Name Change").

NOW, THEREFORE, in consideration of the premises and mutual promises herein made, and in consideration of the representations, warranties, covenants and agreements herein contained, and intending to be legally bound hereby, the Parties agree as follows:

ARTICLE 1
DEFINITIONS

The following terms shall, when used in this License Agreement, have the following meanings:
"Business Day" means any day other than Saturday, Sunday or a day on which banking institutions in Dover, Delaware, are required or authorized to be closed.
"Capital Raise" means the raise by Solarflex of equity funding pursuant to the terms and conditions of the Reg S Subscription License Agreement.
"Closing" means the completion of the transactions contemplated by and the satisfaction of the conditions required by or contemplated pursuant to this License Agreement.
"Common Stock" or "Shares" means the shares of common stock of Solarflex, par value US$0.0001.
"Company Business" means the business of KinerjaPay as presently conducted and conducted as of the Closing.
"Documents" means the Exhibits, Schedules and any other documents, instruments and certificates to be executed and delivered by the Parties hereunder.
"Effective Date" means the date FINRA approves the Reverse Split and the Name Change.
"Encumbrance" means any mortgage, pledge, lien, encumbrance, claims, easements, charge, indentures, deed of trust, security interest, security agreement, conditional sale or other title retention agreement, limitation, option, assessment, restrictive agreement, restriction, adverse interest, restriction on transfer or exception to or material defect in title or other ownership interest (including restrictive covenants, leases and licenses, right of first refusal) or any other encumbrances and other restrictions or limitations on ownership or use of real or personal property or irregularities in title thereto.
"Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.
"Exclusive License" or "License" means the exclusive world-wide rights to commercially exploit the KinerjaPay IP and related KinerjaPay technology in consideration for the payment to PT Kinerja of Royalties equal to one (1%) percent of the revenues generated by Solarflex, on a consolidated basis, from the commercial exploitation of the KinerjaPay IP and the related KinerjaPay technology.
"Fundamental Representations" means, with respect to Solarflex, the Solarflex Representations set out in Article 4; and; with respect to PT Kinerja the Representations regarding KinerjaPay and the KinerjaPay IP set out in Article 5.
"KinerjaPay" means an ecommerce marketplace that facilitates users’ buying and selling activities and also provides the convenience of ewallet service that allows users to make payments easily to merchants that are affiliated with Solarflex.
"KinerjaPay IP" means the intellectual property of KinerjaPay utilized exclusively by and on the website, KinerjaPay.com.
"KinerjaPay IP Assets" means all properties, assets, privileges, powers, rights, titles, interests, resources, valuables, securities and claims of every type and description, wherever located, whether known or unknown, tangible or intangible, accrued or non-accrued, current or otherwise, liquid or non-liquid, fixed or otherwise, whether or not owned, leased, held or used, by KinerjaPay related to the KinerjaPay IP, now or on the Closing.
"Law" means all U.S. and non-U.S. laws, ordinances, rules, regulations, declarations, directives, legislative enactments, judgments, injunctions, standards, codes, limitations, restrictions, conditions, prohibitions, notices, demands or other requirements or determinations of a governmental authority or an arbitrator, if any.
"Legal Requirement" means any statute, ordinance, law, rule, regulation, code, injunction, judgment, order, decree, ruling, or other requirement enacted, adopted or applied by any regulatory authority, including judicial decisions applying common law or interpreting any other Legal Requirement.
"Liability" means any liability or obligation (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for taxes.
"Losses" shall mean all damages, awards, judgments, assessments, fines, sanctions, penalties, charges, costs, expenses, payments, diminutions in value and other losses, however suffered or characterized, all interest thereon, all costs and expenses of investigating any claim, lawsuit or arbitration and any appeal therefrom, all actual attorneys', accountants' investment bankers' and expert witness' fees incurred in connection therewith, whether or not such claim, lawsuit or arbitration is ultimately defeated and, subject to all amounts paid incident to any compromise or settlement of any such claim, lawsuit or arbitration.
"Material Adverse Effect" means a material adverse effect on: (i) the Assets, Liabilities, properties or business of the Parties; (ii) the validity, binding effect or enforceability of this License Agreement and/or the transactions contemplated hereby; or (iii) the ability of any Party to perform its obligations under this License Agreement and/or the transactions contemplated hereby.
"Maximum Offering" means a sum of $2,500,000 under the Capital Raise pursuant to the Reg S Subscription Agreement
"Minimum Offering" means the sum of US$1,250,000 under the Capital Raise pursuant to the Reg S Subscription Agreement.
"Name Change" means the change in the name of Solarflex Corp. pursuant to the filing with the SEC of an Information Statement on Schedule 14C, subject to the approval of FINRA.
"Person" means any natural person, corporation, partnership, trust, unincorporated organization, association, limited liability company, Regulatory Authority or other entity.
"Reg S Subscription Agreement" means that certain subscription agreement by and between Solarflex and Subscribers, pursuant to Regulation S promulgated by the SEC under the Act, in the form to be attached as an Exhibit B.
"Regulatory Authority" means: (i) the United States; (ii) any state, commonwealth, territory or possession of the United States and any political subdivision thereof (including counties, municipalities and the like); (iii) any foreign (as to the United States) sovereign entity and any political subdivision thereof; or (iv) any agency, authority or instrumentality of any of the foregoing, including any court, tribunal, department, bureau, commission or board.
"Representative" means any director, officer, employee, agent, consultant, advisor or other representative of a Person, including legal counsel, accountants and financial advisors.
"Reverse Split" means the consolidation of thirty (30) Shares of Common Stock into one (1) Share of Common Stock pursuant to the filing with the SEC of an Information Statement on Schedule 14C , subject to the approval of FINRA.
"Royalties" means the payment payable by Solarflex to PT Kinerja in consideration for the grant of the License, in an amount equal to one (1%) percent of the revenues generated by Solarflex, on a consolidated basis, from the commercial exploitation of the KinerjaPay IP and the related KinerjaPay technology.
"SEC" means the United States Securities and Exchange Commission.
"Securities Act" or "Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated by the SEC thereunder.
"Services Agreement" means the agreement to be entered into between the Parties at or prior to the Closing for, among other services, those provided in Article 2 and Section 2.01(b) and such other services as may be appropriate in order for Solarflex to commercially exploit the KinerjaPay IP and the related KinerjaPay technology to the maximum potential.
"Subscribers" means those certain non-U.S. investors with whom Solarflex has entered or shall enter into Reg S Subscription Agreements in accordance with the terms set forth in Exhibit B, as may be amended, from time-to-time and to the extent required, immediately prior to the Closing.

ARTICLE 2
THE LICENSE

2.01 Subject to the terms and conditions of this License Agreement, at the Closing, PT Kinerja shall grant to Solarflex:
(a) the License, on an exclusive, world-wide basis and all rights related thereto and facilitate the ability to of Solarflex to commercially exploit the KinerjaPay IP and the e-commerce payment portal website, "KinerjaPay.com," that offers users the convenience of e-Wallet service for bill transfer and online shopping, the advantages, compared to other such services lies in its functionality and gamification features. because it is the first portal to allow users the convenience to top-up phone credit (commonly termed as "Pulsa" in Indonesia), in real time via web or Android apps and also the only website that embeds fun and rewarding gamification features that reward users as they play along the games on its site; and
(b) access to key professionals, employees and other personnel of KinerjaPay and PT Kinerja to permit Solarflex to further develop and commercially exploit the License to the KinerjaPay IP, to the maximum business potential, on an exclusive, world-wide basis, commencing initially in Indonesia, in consideration for the Services Agreement between the Parties containing such terms and conditions as the Parties may agree.

2.02 In consideration for the grant of the License, Solarflex shall pay PT Kinerja Royalties in an amount equal to one (1%) percent of the revenues generated by Solarflex, on a consolidated basis, from the commercial exploitation of the KinerjaPay IP and the related KinerjaPay technology. The Royalties shall be paid on a schedule to be determined by the Boards of Directors of Solarflex and PT Kinerja prior to or at the Closing.

ARTICLE 3
THE CLOSING

3.01 The closing of the transactions contemplated by this License Agreement ("Closing") shall take place within five (5) Business Days following : (i) the Effective Date of the Reverse Split and Name Change; and/or (ii) the successful Capital Raise of not less than the Minimum Offering.
3.02 On or prior to the Closing, Solarflex shall file with the SEC all disclosures that might be determined by SolarFlex' counsel and auditors as may be necessary and appropriate including but not limited to full Form 10 disclose, as that term is defined under the Exchange Act.
3.03 At the Closing, the transactions that shall occur shall be deemed to take place simultaneously and no transaction shall be deemed to have been completed until all such transactions have been completed (unless waived in writing by the Parties hereto).

ARTICLE 4
REPRESENTATIONS AND WARRANTIES OF SOLARFLEX

Solarflex represents and warrants to PT Kinerja that the statements contained in this Article 4 are true and correct as of the date of this License Agreement and as of the Closing:

4.01 Organization and Qualification. Solarflex is duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite power and authority to own, lease and use its assets as they are currently owned, leased and used and to conduct its business as it is currently conducted. Solarflex is duly qualified or licensed to do business in and are in good standing in each jurisdiction in which the character of the properties owned, leased or used by them or the nature of the activities conducted by them make such qualification necessary, except any such jurisdiction where the failure to be so qualified or licensed would not have a Material Adverse Effect on Solarflex or a Material Adverse Effect on the validity, binding effect or enforceability of this License Agreement or the ability of Solarflex to perform its obligations under this License Agreement.

4.02 Capitalization. The authorized share capital of Solarflex at the date of this exclusive License Agreement consists and, at the Closing, shall consist of 500,000,000 Shares of Common Stock. At the Closing there will be no more than 6,300,000 post-Reverse Split Shares outstanding as of the Effective Date of the Reverse Split, constituting all of the issued and outstanding share capital of Solarflex, excluding the of Shares of Common Stock issuable to Investors under the Reg S Subscription Agreement. All of the issued and outstanding shares of Solarflex Common Stock have been duly authorized and are validly issued, fully paid and non-assessable. Notwithstanding the foregoing, the Parties understand and agree that in connection with the filing by Solarflex of the Certificate of Amendment to the Certificate of Incorporation with the State of Delaware to implement the Reverse Split and the Name Change, Solarflex also intends to amend it authorized capital stock to include 10,000,000 shares of preferred stock, par value $0.0001 (the "Preferred Stock") that Solarflex' Board of Directors has the authority and which may be issued in one or more series, and to fix the number of shares and to determine the rights, preferences and privileges thereof, including special voting and other rights.

4.03 Authority and Validity. Solarflex has all requisite power to execute and deliver, to perform its obligations under, and to consummate the transactions contemplated by, this License Agreement, and has received any such consents, approvals or authorizations necessary for the foregoing. The execution and delivery by Solarflex, the performance by Solarflex of its obligations under and the consummation by Solarflex of the transactions contemplated by, this License Agreement and any subsequent Services Agreement have been duly authorized by all requisite action of Solarflex. This License Agreement has been duly executed and delivered by Solarflex and (assuming due execution and delivery by PT Kinerja) is the legal, valid, and binding obligation of Solarflex enforceable against it in accordance with its terms. Upon the execution and delivery of the transaction documents by the Parties to this License Agreement to execute, or that does execute, this License Agreement or any of the transaction documents, and assuming due execution and delivery thereof by PT Kinerja, the transaction documents will be the legal, valid and binding obligations of Solarflex, enforceable against it in accordance with their respective terms.

4.04 No Breach or Violation. Subject to obtaining the consents, approvals, authorizations, and orders of and making the registrations or filings with or giving notices to Regulatory Authorities and Persons identified herein, the execution, delivery and performance by Solarflex of this License Agreement and the transaction documents and the consummation of the transactions contemplated hereby and thereby in accordance with the terms and conditions hereof and thereof, do not and will not materially conflict with, constitute a material violation or breach of, constitute a material default or give rise to any material right of termination or acceleration of any material right or obligation of Solarflex under, or result in the creation or imposition of any Encumbrance upon Solarflex, Solarflex' Assets, Business and/or share capital.

4.05 Consents and Approvals. To the best of Solarflex' knowledge, no consent, approval, authorization or order of, registration or filing with, or notice to, any Regulatory Authority or any other Person is necessary to be obtained, made or given by Solarflex in connection with the execution, delivery and performance by Solarflex of this License Agreement or any Transaction Document or for the consummation by Solarflex of the transactions contemplated hereby or thereby, except to the extent the failure to obtain any such consent, approval, authorization or order or to make any such registration or filing would not have a Material Adverse Effect on Solarflex.

4.06 Intellectual Property. Solarflex has good title to or the right to use all material company intellectual property rights and all material inventions, processes, designs, formulae, trade secrets and know-how necessary for the operation of Solarflex Business.

4.07 Compliance with Legal Requirements. Solarflex has operated Solarflex Business in compliance with all material Legal Requirements applicable to Solarflex except to the extent the failure to operate in compliance with all material Legal Requirements would not have a Material Adverse Effect on Solarflex.

4.08 Financial Statements and Disclosure. The Solarflex' financial statements, including the notes thereto ("Solarflex Financial Statements") have been prepared, to the best of Solar flex’s Knowledge, in accordance with GAAP applied on a consistent basis throughout the periods covered thereby (except as may be indicated in the notes thereto) and present fairly in all material respects the financial condition of Solarflex and its results of operations as of the dates and for the periods indicated (except as may be indicated in the notes thereto), subject in the case of the interim unaudited financial statements only to normal year-end adjustments and the omission of footnotes. The Solarflex Financial Statements and other contained in the Solarflex filings under the Exchange Act (the "Exchange Act Reports") are true and correct in all material respects.

4.09 Ordinary Course. Solarflex conducted its business and kept its books of accounts, records and files, substantially in the same manner as previously conducted.

4.10 Litigation. As of the date of this License Agreement: (i) there are no outstanding judgments or orders against Solarflex or Solar flex’s Assets; (ii) there is no action, suit, complaint, proceeding or investigation, judicial, administrative or otherwise, that is pending or, to the knowledge of Solarflex , threatened that, if adversely determined, would have a Material Adverse Effect on Solarflex.

4.11 Taxes. Solarflex has duly and timely filed in proper form all Tax returns for all Taxes required to be filed with the appropriate Regulatory Authority, except where such failure would not have a Material Adverse Effect on Solarflex.

4.12 Books and Records. The books and records of Solarflex accurately and fairly represent Solarflex Business and its results of operations in all material respects. All accounts receivable and inventory of Solarflex Business are reflected properly on such books and records in all material respects.
4.13 Brokers or Finders. No broker or finder has acted directly or indirectly for Solarflex in connection with the transactions contemplated by this License Agreement, nor has Solarflex incurred any obligation to pay any brokerage or finder's fee or other commission in connection with the transactions contemplated by this License Agreement.
4.14 Disclosure. No representation or warranty of Solarflex in this License Agreement or in the transaction documents and no statement in any certificate furnished or to be furnished by Solarflex pursuant to this License Agreement contained, contains or will contain on the date such agreement or certificate was or is delivered, or on the Closing, any materially untrue statement of a fact, or omitted, omits or will omit on such date to state any material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

ARTICLE 5
REPRESENTATIONS AND WARRANTIES OF PT KINERJA

PT Kinerja represents and warrants in respect to itself on behalf of KinerjaPay, that the statements contained in this Article 5are true and correct as of the date of this License Agreement, and will be true and correct as of the respective Closing date:
5.01 Title to KinerjaPay IP. PT Kinerja has good and valid title to, and is the sole lawful owner, beneficially and of record, of all of KinerjaPay IP which is defined to mean all of the intellectual property of KinerjaPay utilized exclusively by and on the website, KinerjaPay.com., free and clear of any and all Encumbrances. PT Kinerja has sole power and authority to grant the License and with respect to all of the matters set forth in this License Agreement and the transactions contemplated hereby. The KinerjaPay IP referred to above is not subject to any other third-party agreement or other agreement or understandings relating to the License or the disposition thereof.
5.02 Authority and Validity. PT Kinerja has all requisite power to execute and deliver, to perform its obligations under, and to consummate the transactions contemplated by, this License Agreement, and has received any such consents, approvals or authorizations necessary for the foregoing. The execution and delivery by PT Kinerja, the performance by PT Kinerja of its obligations under, and the consummation by PT Kinerja of the transactions contemplated by, this License Agreement have been duly authorized by all requisite actions. This License Agreement has been duly executed and delivered by PT Kinerja and (assuming due execution and delivery by Solarflex) is the legal, valid, and binding obligation of PT Kinerja enforceable against it in accordance with its terms. Upon the execution and delivery of the transaction documents by PT Kinerja that is required by this License Agreement to execute, or that does execute, this License Agreement or any of the transaction documents, and assuming due execution and delivery thereof by Solarflex, the transaction documents will be the legal, valid and binding obligations of the Seller, enforceable against it in accordance with their respective terms.
5.03 No Breach or Violation. Subject to obtaining the consents, approvals, authorizations, and orders of and making the registrations or filings with or giving notices to Regulatory Authorities identified herein, the execution, delivery and performance by PT Kinerja of this License Agreement and the transaction documents and the consummation of the transactions contemplated hereby and thereby in accordance with the terms and conditions hereof and thereof, do not and will not materially conflict with, constitute a material violation or breach of, constitute a material default or give rise to any material right of termination or acceleration of any material right or obligation of PT Kinerja.
5.04 Finder’s Fees. No broker or finder has acted directly or indirectly for PT Kinerja or any of its affiliates in connection with the transactions contemplated by this License Agreement, and neither PT Kinerja, nor any of its affiliates has incurred any obligation to pay any brokerage or finder's fee or other commission in connection with the transaction contemplated by this License Agreement.
5.05 Securities Laws. Subject to and without derogating from Solarflex' representations and warranties set out in Article 4 in(including, without limitation, Solarflex' representations and warranties relating to the Solarflex's Exchange Act Reports, PT Kinerja and its affiliates have acquired sufficient information about Solarflex (through the review by them of Solarflex’ Exchange Act Reports filed with the Commission under the Exchange Act) to reach an informed and knowledgeable decision to enter into this License Agreement and the transactions contemplated hereby.

ARTICLE 6
SOLARFLEX MANAGEMENT

6.01 Board of Directors. The board of directors of Solarflex (the "Solarflex Board"), at the date of this License Agreement and as of the Closing, shall be comprised of 2 board members, Sergei Rogov, Director, and Edwin Witarsa Ng, Chairman.

6.02 Solarflex Management. At the Closing, PT Kinerja and the Solarflex Board of Directors shall designate a person to serve as the chief executive officer of Solarflex, and Mr. Rogov shall continue to serve as the chief financial officer of Solarflex.

6.03 Solarflex Charter Documents. The provisions set out in this Article 6 and the other provisions of this License Agreement, including the implementation of the Reverse Split and the Name Change shall be reflected in the Certificate of Amendment to the Solarflex Certificate of Incorporation filed with the State of Delaware and the Amended and Restated Bylaws of Solarflex.

ARTICLE 7
CONDITIONS PRECEDENT TO OBLIGATIONS OF SOLARFLEX

All obligations of Solarflex under this License Agreement shall be subject to the fulfillment at or prior to Closing of each of the following conditions, it being understood that Solarflex may, in its sole discretion, to the extent permitted by applicable Legal Requirements, waive any or all of such conditions in whole or in part.

7.01 Accuracy of Representations. All representations and warranties of PT Kinerja contained in this License Agreement, the transaction documents and any certificate delivered by PT Kinerja at or prior to Closing shall be, if specifically qualified by materiality, true in all respects and, if not so qualified, shall be true in all material respects, in each case on and as of the Closing with the same effect as if made on and as of the Closing, except for representations and warranties expressly stated to be made as of the date of this License Agreement or as of another date other than the date of Closing and except for changes contemplated or permitted by this License Agreement.

7.02 Covenants. PT Kinerja shall, in all material respects, have performed and complied with each of the covenants, obligations and agreements contained in this License Agreement and the transaction documents that are to be performed or complied with by them at or prior to Closing.

7.03 Consents and Approvals. All consents, approvals, permits, authorizations and orders required to be obtained from, and all registrations, filings and notices required to be made with or given to, any Regulatory Authority or Person as provided herein shall have been obtained.

7.04 Delivery of Documents. PT Kinerja shall have delivered, or caused to be delivered, to Solarflex copies of the transaction documents required to be delivered by it at the Closing.

7.05 No Material Adverse Effect. Since the date hereof, there shall have been no Material Adverse Effect with regards to KinerjaPay or the KinerjaPay IP.

ARTICLE 8
CONDITIONS PRECEDENT TO OBLIGATIONS OF PT KINERJA

All obligations of PT Kinerja under this License Agreement shall be subject to the fulfillment at or prior to Closing of the following conditions, it being understood that PT Kinerja may, in its r sole discretion, to the extent permitted by applicable Legal Requirements, waive any or all of such conditions in whole or in part.
8.01 Accuracy of Representations. All representations and warranties of Solarflex contained in this License Agreement and the transaction documents and any other document, instrument or certificate delivered by Solarflex at or prior to the Closing shall be, if specifically qualified by materiality, true and correct in all respects and, if not so qualified, shall be true and correct in all material respects, in each case on and as of the Closing with the same effect as if made on and as of the Closing, except for representations and warranties expressly stated to be made as of the date of this License Agreement or as of another date other than the date of Closing and except for changes contemplated or permitted by this License Agreement.
8.02 Covenants. Solarflex shall, in all material respects, have performed and complied with each obligation, agreement, covenant and condition contained in this License Agreement and the transaction documents and required by this License Agreement and the transaction documents to be performed or complied with by Solarflex at or prior to Closing.
8.03 Consents and Approvals. All consents, approvals, authorizations and orders required to be obtained from, and all registrations, filings and notices required to be made with or given to, any Regulatory Authority or Person as provided herein shall have been obtained.
8.04 Delivery of Documents. Solarflex shall have delivered, or caused to be delivered, to PT Kinerja copies of the transaction documents required to be delivered by it at the Closing.
8.05 No Material Adverse Change. There shall have been no material adverse change in the business, financial condition or operations of Solarflex, taken as a whole.
8.06 No Undisclosed Assets and Liabilities. Immediately prior to Closing, Solarflex shall have no undisclosed assets or liabilities, and no liabilities whatsoever to Solarflex' officers, directors, shareholders or affiliates, and shall have no liabilities except those in the ordinary course of Solarflex' business and as may arise directly from this License Agreement and from the Reg S Subscription Agreements.

ARTICLE 9
INDEMNIFICATION

9.01 Indemnification by the Parties. The Parties shall indemnify, defend and hold harmless each of the other Parties and each of their respective shareholders, members, partners, directors, officers, managers, employees, agents, attorneys and representatives, from and against any and all Losses which may be incurred or suffered by any such Party and which may arise out of or result from any breach of any representation, warranty, covenant or agreement by any of the Parties contained in this License Agreement made as of the Closing. Notwithstanding the foregoing, no claim under this Section may be made unless notice is given pursuant to this Article 9 and Section 9.02 within one (1) year from the Closing Date.
9.02 Notice to Indemnifying Party. If any party (the "Indemnified Party") receives notice of any claim or other commencement of any action or proceeding with respect to which any other party (or parties) (the "Indemnifying Party") is obligated to provide indemnification pursuant to Article 9 and this Section 9.02, the Indemnified Party shall promptly give the Indemnifying Party written notice thereof, which notice shall specify in reasonable detail, if known, the amount or an estimate of the amount of the liability arising therefrom and the basis of the claim. Such notice shall be a condition precedent to any liability of the Indemnifying Party for indemnification hereunder, but the failure of the Indemnified Party to give prompt notice of a claim shall not adversely affect the Indemnified Party's right to indemnification hereunder unless the defense of that claim is materially prejudiced by such failure. The Indemnified Party shall not settle or compromise any claim by a third party for which it is entitled to indemnification hereunder without the prior written consent of the Indemnifying Party (which shall not be unreasonably withheld or delayed) unless suit shall have been instituted against it and the Indemnifying Party shall not have taken control of such suit after notification thereof as provided below.
9.03 Defense by Indemnifying Party. In connection with any claim giving rise to indemnity hereunder resulting from or arising out of any claim or legal proceeding by a Person who is not a party to this License Agreement, the Indemnifying Party at its sole cost and expense may, upon written notice to the Indemnified Party, assume the defense of any such claim or legal proceeding (i) if it acknowledges to the Indemnified Party in writing its obligations to indemnify the Indemnified Party with respect to all elements of such claim (subject to any limitations on such liability contained in this License Agreement) and (ii) if it provides assurances, reasonably satisfactory to the Indemnified Party, that it will be financially able to satisfy such claims in full if the same are decided adversely. If the Indemnifying Party assumes the defense of any such claim or legal proceeding, it may use counsel of its choice to prosecute such defense, subject to the approval of such counsel by the Indemnified Party, which approval shall not be unreasonably withheld or delayed. The Indemnified Party shall be entitled to participate in (but not control) the defense of any such action, with its counsel and at its own expense; provided, however, that if the Indemnified Party, in its sole discretion, determines that there exists a conflict of interest between the Indemnifying Party (or any constituent party thereof) and the Indemnified Party, the Indemnified Party (or any constituent party thereof) shall have the right to engage separate counsel, the reasonable costs and expenses of which shall be paid by the Indemnified Party. If the Indemnifying Party assumes the defense of any such claim or legal proceeding, the Indemnifying Party shall take all steps necessary to pursue the resolution thereof in a prompt and diligent manner. The Indemnifying Party shall be entitled to consent to a settlement of, or the stipulation of any judgment arising from, any such claim or legal proceeding, with the consent of the Indemnified Party, which consent shall not be unreasonably withheld or delayed; provided, however, that no such consent shall be required from the Indemnified Party if (i) the Indemnifying Party pays or causes to be paid all Losses arising out of such settlement or judgment concurrently with the effectiveness thereof (as well as all other Losses theretofore incurred by the Indemnified Party which then remain unpaid or unreimbursed); (ii) in the case of a settlement, the settlement is conditioned upon a complete release by the claimant of the Indemnified Party; and (iii) such settlement or judgment does not require the Encumbrance of any asset of the Indemnified Party or impose any restriction upon its conduct of business.
9.04 Losses Net of Insurance, Etc. The amount of any Losses for which indemnification is provided under this Section shall be net of any amounts recovered by the Indemnified Party pursuant to (i) any indemnification by or indemnification agreement with any third party and/or (ii) any insurance proceeds or other cash receipts or sources of reimbursement received as an offset against such Losses (each source of recovery referred to in clauses (i) and (ii) of this Section a "Collateral Source"), and (iii) an amount equal to the net tax benefit, if any, actually realized by the Indemnified Party within three years of such Loss. The Indemnified Party shall use commercially reasonable efforts to seek recovery from all Collateral Sources regardless of indemnification available under this Section 9.04. The Indemnifying Party may require an Indemnified Party to assign the rights to seek recovery pursuant to the preceding sentence; provided, however, that the indemnifying Party will then be responsible for pursuing such claim at its own expense. If the amount to be netted hereunder in connection with a Collateral Source from any payment required under Section 9is determined after payment by the Indemnifying Party of any amount otherwise required to be paid to an Indemnified Party pursuant to Article 9, the Indemnified Party shall repay to the Indemnifying Party, promptly after such determination, any amount that the Indemnifying Party would not have had to pay pursuant to this Article 9 had such determination been made at the time of such payment, and any excess recovery from a Collateral Source shall be applied to reduce any future payments to be made by the Indemnifying Party pursuant to Article 9.

9.05 Sole Remedy/Waiver. The Parties acknowledge and agree that the remedies provided for in this Article 9 shall be the Parties’ sole and exclusive remedy for any breach of the representations, warranties, covenants or agreements contained in this License Agreement or any claims relating to this License Agreement or any other document, certificate or agreement delivered pursuant hereto, other than claims or causes of action arising out of fraud or intentional misconduct; provided, however, that this Section 9.05 shall not limit or restrict a Party’s ability to obtain injunctive or equitable relief to enforce any covenant contained in this License Agreement or in the transaction documents or any other document, certificate or agreement delivered pursuant hereto or thereto. In furtherance of the foregoing and except as specifically set forth in this License Agreement, each of the Parties hereby waive, effective upon the Effective Date, to the fullest extent permitted by applicable Law, any and all other rights, claims and causes of action (including rights of contribution, if any, and claims for rescission), which exist or may arise in the future, that it may have against any current or future director, officer, employee, general or limited partner or equity holder of any of the Parties or their respective Affiliates, as the case may be, arising under or based upon any Law for any breach of the representations and warranties or covenants contained in this License Agreement, other than claims or causes of action arising out of fraud or intentional misconduct.

ARTICLE 10
TERMINATION

10.01 Termination. This License Agreement may be terminated, and the transactions contemplated hereby may be abandoned, at any time prior to the Effective Date (i) by mutual written agreement of the Parties, or (ii) by either Solarflex or PT Kinerja upon notification to the non-terminating Party by the terminating Party if:
(a) the terminating Party is not in material breach of its obligations under this License Agreement and there has been a material breach of any representation, warranty, covenant or agreement on the part of the non-terminating Party set forth in this License Agreement such that the material conditions herein will not be satisfied; or
(b) if any court of competent jurisdiction or other competent Governmental or Regulatory Authority shall have issued an order making illegal or otherwise permanently restricting, preventing or otherwise prohibiting the transactions contemplated by this License Agreement and such order shall have become final and non-appealable.

10.02 Effect of Termination. If this License Agreement is validly terminated by either Solarflex or PT Kinerja pursuant to Section 10.01, this License Agreement will forthwith become null and void and there will be no liability or obligation on the part of the parties hereto, except that nothing contained herein shall relieve any party hereto from liability for willful breach of its representations, warranties, covenants or agreements contained in this License Agreement.

ARTICLE 11
MISCELLANEOUS

11.01 Parties Obligated and Benefited. This License Agreement shall be binding upon the Parties and their respective successors by operation of law and shall inure solely to the benefit of the Parties and their respective successors by operation of law, and no other Person shall be entitled to any of the benefits conferred by this License Agreement. Without the prior written consent of the other Party, no Party may assign this License Agreement or the transaction documents or any of its rights or interests or delegate any of its duties under this License Agreement or the transaction documents.
11.02 Public Company Responsibility/Publicity. The Parties acknowledge and agree that Solarflex has been a public company: (i) since the filing of a registration statement on Form S-1 with the SEC under the Act on July 12, 2010, which registration statement was declared effective by the SEC on February 10, 2012; and (ii) has been a current reporting company under the Exchange Act since it filed its initial annual report on Form 10-K with the SEC on March 26, 2012. As a public reporting company under the Exchange Act, the Parties acknowledge that Solarflex has the obligation to publicly report the execution of material definitive agreements, such as this License Agreement, and otherwise make public disclosure of material events pursuant to the rules and regulations promulgated by the SEC under the Act and the Exchange Act. The Parties further understand that the Solarflex' Shares are subject to quotation under the trading symbol "SFEX" on the OTCQB, a public trading quotation system maintained by OTC Markets. As a result, the Parties understand and agree Solarflex intends to make a public announcement of the execution of this License Agreement with the filing of a Form 8-K under the Exchange Act and that, in connection with the Closing, Solarflex may be required to make a filing containing full Form 10 disclosure regarding the business of KinerjaPay IP. The Parties shall consult with each other in connection with the preparation and prior filing the initial 8-K report disclosing the execution of this License Agreement and the subsequent filing containing full Form 10 disclosure report under the Exchange Act and/or the Act.
11.03 Notices. All notices, consents, approvals, agreements, authorizations, acceptances, rejections and waivers under this License Agreement must be in writing and shall be deemed given when: (a) delivered by hand or private, prepaid courier service to the person specified for the receiving Party at the address specified; or (b) mailed to that addressee at that address by a nationally recognized express mail carrier with package tracking capability or certified mail, return receipt requested, with postage fully prepaid; or (c) transmitted by facsimile. A notice by facsimile shall be deemed given, subject to electronic confirmation of delivery, on the date of receipt if a Business Day, or on the following Business Day if received on a day that is not a Business Day. Each Party may change the address or person for notification upon ten (10) days' notice to the other Party. The initial notification information is as follows:

If to Solarflex, then to:                                                   If to PT Kinerja and/or Mr. Ng, then to:
Solarflex Corp.                                                                Jl. Multatuli
12 Abba Hillel Silver Street                                            No.8A
11th Floor
Ramat Gan 52506, Israel                                                Medan 20151, Indonesia
Attn: Sergei Rogov                                                         Attn: Edwin Witarsa Ng
email: solarflexcorp@yahoo.com                                 email: edwinng2@gmail.com

with a copy (which shall not constitute a notice)          to: with a copy (which shall not constitute a notice) to:
Office of Richard Rubin                                                 _______________________
40 Wall Street-28th Floor                                             _______________________
New York, NY 10005                                                     _______________________
Attn: Richard Rubin, Esq.                                               _______________________
email: rrubin@parkavenuegroup.us                              _______________________

11.04 Attorneys' Fees. In the event of any action or suit based upon or arising out of any alleged breach by any Party of any representation, warranty, covenant or agreement contained in this License Agreement or the transaction documents, the prevailing Party shall be entitled to recover reasonable attorneys' fees and other costs of such action or suit from the other Party.

11.05 Headings. The Article and Section headings of this License Agreement are for convenience only and shall not constitute a part of this License Agreement or in any way affect the meaning or interpretation thereof.

11.06 Choice of Law and Jurisdiction. This License Agreement and the rights of the Parties under it shall be governed by and construed in all respects solely in accordance with the laws of the State of New York, without giving effect to any choice of law provision or rule (whether of the State of New York or any other jurisdiction that would cause the application of the laws of any jurisdiction other than the State of New York), and the courts of competent jurisdiction located in New York County, State of New York, shall have exclusive jurisdiction with respect to any claim or procedure arising out of or in connection with this License Agreement.

11.07 Rights Cumulative. Subject to Article 11, all rights and remedies of each of the Parties under this License Agreement shall be cumulative, and the exercise of one or more rights or remedies shall not preclude the exercise of any other right or remedy available under this License Agreement or applicable law.

11.08 Further Actions. The Parties shall execute and deliver to each other, from time to time at or after Closing, for no additional consideration and at no additional cost to the requesting party, such further assignments, certificates, instruments, records, or other documents, assurances or things as may be reasonably necessary to give full effect to this License Agreement and to allow each party fully to enjoy and exercise the rights accorded and acquired by it under this License Agreement.

11.09 Time of the Essence. Time is of the essence under this License Agreement. If the last day permitted for the giving of any notice or the performance of any act required or permitted under this License Agreement falls on a day which is not a Business Day, the time for the giving of such notice or the performance of such act shall be extended to the next succeeding Business Day.

11.10 Counterparts. This License Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

11.11 Entire License Agreement. This License Agreement (including the Exhibits, schedules and any other documents, instruments and certificates referred to herein, which are incorporated in and constitute a part of this License Agreement) contains the entire agreement between the Parties. Without limiting the generality of the foregoing, this License Agreement is intended to supersede any previous agreements or understandings between the Parties.

11.12 Agreements with Third Parties. Nothing herein contained shall be deemed or construed to amend, modify, derogate from or change any existing agreement or understanding of the Parties with third parties relating to any matter set forth herein.

11.13 Expenses. Each party will be responsible for payment of its expenses in connection with the transactions contemplated by this License Agreement.

11.14 Survival of Representations and Covenants. Notwithstanding any right of any Party fully to investigate the affairs of Solarflex or PT Kinerja, as the case may be, and notwithstanding any knowledge of facts determined or determinable by any Party pursuant to such investigation or right of investigation, each Party shall have the right to rely fully upon the representations, warranties, covenants and agreements of other Parties contained in this License Agreement. Each representation, warranty, covenant and agreement of the Parties contained herein shall survive the execution and delivery of this License Agreement and the Closing and shall thereafter terminate and expire on the first anniversary of the Closing unless, prior to such date, a Party has delivered to the other Parties a written notice of a claim with respect to such representation, warranty, covenant or agreement, except for the Fundamental Representations to which no limitation of survival shall apply.

IN WITNESS WHEREOF, the Parties hereto have duly executed this License Agreement as of the day and year first above written.
SOLARFLEX CORP.

/s/: Sergei Rogov
Name: Sergey Rogov
Title: Chief Executive Officer

PT KINERJA INDONESIA

/s/: Edwin Witarsa Ng
Name: Edwin Witarsa Ng
Title: Chief Executive Officer